UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): May 15, 2009

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2009, Xcorporeal, Inc. (the “Company”) received notice (the “Notice”) from the staff of the NYSE Amex LLC (“Amex”), which was formerly known as the American Stock Exchange, indicating that the Company is not in compliance with certain of Amex’s continued listing standards as set forth in Part 10 of Amex’s Company Guide (the “Company Guide”). Specifically, according to the Notice, the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has “sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.”

In order to maintain its listing on Amex, the Company will be required to submit a plan of compliance (the “Plan”) to Amex by June 15, 2009, advising Amex of the actions the Company has taken or intends to take to regain compliance with Section 1003(a)(iv) of the Company Guide by November 16, 2009. If the Company does not submit a Plan or if the Plan is not accepted by Amex, the Company will be subject to delisting proceedings. If Amex accepts the Plan, then the Company will be able to continue its listing during the Plan period, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the Plan. If the Company fails to submit a Plan acceptable to Amex, or even if accepted, if the Company is not in compliance with the continued listing standards of the Company Guide by November 16, 2009, or if the Company does not make progress consistent with the Plan during such period, Amex will initiate delisting proceedings as appropriate. It is the Company’s intention to submit the Plan by June 15, 2009.

The Company was further advised that within five days of the date of the Notice, the Company will be included in a list of issuers that are not in compliance with Amex’s continued listing standards, which is posted at www.amex.com and includes the specific listing standard(s) with which a company does not comply.

The Company’s common stock continues to trade on Amex. Amex has advised the Company that Amex is utilizing the financial status indicator fields in the Consolidate Tape Association’s Consolidated Tape System (“CTS”) and Consolidated Quote Systems (“CQS”) Low Speed and High Speed Tapes to identify companies that are noncompliant with Amex’s continued listing standards and/or delinquent with respect to a required federal securities law periodic filing. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote its noncompliance. The indicator will not change the Company’s trading symbol itself, but will be disseminated as an extension of the Company’s symbol on the CTS and CQS whenever the Company’s trading symbol is transmitted with a quotation or trade.

A copy of the Press Release, dated May 21, 2009, issued by the Company pursuant to Section 402 of the Company Guide that discloses the foregoing is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: May 21, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer